Exhibit 99.1
DuPont Reports Second Quarter 2026 Results

Exceeds Second Quarter 2026 Guidance
Raises Full Year 2026 Guidance

Second Quarter 2026 Highlights
•Net Sales of $1.8 billion increased 4%; organic sales increased 4% versus year-ago period
•GAAP Income from continuing operations of $191 million; operating EBITDA of $448 million
•    GAAP EPS from continuing operations of $1.37; adjusted EPS of $1.88
•    Cash provided by operating activities from continuing operations of $400 million; transaction-adjusted free cash flow of $326 million representing 127% conversion
•    Announces intent to repurchase $250 million of shares in the third quarter
•    Announces the Company’s Global Industry Classification Standard (GICS) code has changed to Industrials effective July 31, 2026

WILMINGTON, Del., Aug. 4, 2026 - DuPont (NYSE: DD) announced its financial results(1) for the second quarter ended June 30, 2026 and raised financial guidance for the full year 2026.

“We delivered another strong quarter, exceeding our financial guidance and demonstrating our focus on consistent execution” said Lori Koch, DuPont Chief Executive Officer. “Mid-single digit organic growth, strong margin expansion, coupled with robust adjusted EPS growth and free cash flow generation underscore the strength of our market-leading businesses and reflect disciplined execution of our strategic priorities, supported by our ongoing focus on excellence and productivity.”

“We are delivering on our commitments, creating value for all of our key stakeholders and further strengthening the foundation for sustainable, long-term profitable growth,” Koch concluded.

Second Quarter 2026 Consolidated Results(1)

Dollars in millions, except EPS	2Q’26	2Q’25	Change vs. 2Q’25	Organic Sales (2) vs. 2Q’25
Net sales	$1,819	$1,749	4%	4%
GAAP Income from continuing operations	$191	$24	n.m.
Operating EBITDA(2)	$448	$423	6%
Operating EBITDA margin(2) %	24.6%	24.2%	40 bps
GAAP EPS from continuing operations	$1.37	$0.17	n.m.
Adjusted EPS(2)	$1.88	$1.27	48%
Cash provided by operating activities – cont. ops.	$400	$74	n.m.
Transaction-adjusted free cash flow(2)	$326	$107	205%

(1)Results and cash flows are presented on a continuing operations basis. See page 6 for further information, including the basis of presentation included in this release.
(2)Organic sales, operating EBITDA, operating EBITDA margin, adjusted EPS, transaction-adjusted free cash flow and transaction-adjusted free cash flow conversion are non-GAAP measures and only reflect continuing operations. See page 6 for further discussion, including a definition of significant items. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 13 of this communication.

Net sales
•Net sales were up 4% on a 4% increase in organic sales.
•    4% organic sales growth in Healthcare & Water Technologies; 3% organic sales growth in Diversified Industrials.

GAAP Income from continuing operations
•GAAP Income/GAAP EPS from continuing operations improved on higher segment earnings and lower interest expense and transaction costs.

Operating EBITDA
•Operating EBITDA increased on organic growth and productivity.

Adjusted EPS
•Adjusted EPS increased on higher segment earnings, lower net interest expense and a lower tax rate.

Cash provided by operating activities from continuing operations
•Cash provided by operating activities from continuing operations in the quarter of $400 million, capital expenditures of $76 million and separation-related transaction costs and other payments of $2 million resulted in transaction-adjusted free cash flow and related conversion of $326 million and 127%, respectively.

Second Quarter 2026 Segment Highlights

Healthcare & Water Technologies

Dollars in millions	2Q’26	2Q’25	Change vs. 2Q’25	Organic Sales(2) vs. 2Q’25
Net sales	$856	$817	5%	4%
Operating EBITDA	$258	$248	4%
Operating EBITDA margin %	30.1%	30.4%	(30) bps

Net sales
•Net sales increased 5% on organic sales growth of 4% and a currency benefit of 1%.
◦Healthcare Technologies sales up mid-single digits on an organic basis on broad-based growth led by personal protection and biopharma.
◦Water Technologies sales up low-single digits on an organic basis on continued strength in industrial water and semiconductor markets, partially offset by weakness in the Middle East.

Operating EBITDA
•Operating EBITDA increased on organic growth and productivity, partially offset by growth investments.
•    Operating EBITDA margin of 30.1% decreased 30 basis points as organic growth and productivity were more than offset by less favorable mix and growth investments.

Diversified Industrials

Dollars in millions	2Q’26	2Q’25	Change vs. 2Q’25	Organic Sales(2) vs. 2Q’25
Net sales	$963	$932	3%	3%
Operating EBITDA	$213	$199	7%
Operating EBITDA margin %	22.1%	21.4%	70 bps

Net sales
•Net sales increased 3% on organic sales growth in the quarter.
◦Building Technologies sales up low-single digits on an organic basis due to growth in residential and non-residential construction markets.
◦Industrial Technologies sales up mid-single digits on an organic basis on continued strength in aerospace coupled with growth in electric vehicle applications.

Operating EBITDA
•Operating EBITDA and margin increased on organic growth, favorable mix and productivity.

2026 Financial Outlook

Dollars in millions, except EPS	2H'26E	Full Year 2026E
Net sales	$3,660 - $3,690	$7,160 - $7,190
Operating EBITDA(2)	$890 - $910	$1,750 - $1,770
Adjusted EPS(2)	$3.65 - $3.80	$7.17 - $7.32

“Our strong execution and market-driven growth continue to translate into higher earnings and free cash flow generation. As a result of our second quarter outperformance, we are again raising the midpoint of our full-year 2026 operating EBITDA guidance to approximately $1.76 billion and adjusted EPS guidance to $7.24 per share, while increasing our expectation for organic sales growth to slightly above 4%,” said Antonella Franzen, DuPont Chief Financial Officer.

“With continued strength across healthcare, industrial water, and aerospace end-markets, we expect mid-single digit organic sales growth in the second half and remain focused on driving profitable growth and value creation for shareholders.” Franzen concluded.

Conference Call
The Company will host a live webcast of its quarterly earnings conference call with investors to discuss its results and business outlook beginning today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader, providing advanced solutions that help transform industries and improve everyday life across our key markets of healthcare, water, construction, and industrial. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

For further information contact: DuPont Investors: Ann Giancristoforo ann.giancristoforo@dupont.com	Media: Dan Turner daniel.a.turner@dupont.com

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Overview
On May 26, 2026, DuPont’s Board of Directors announced a reverse stock split of the Company’s common stock, par value $0.01 per share, at a ratio of 1-for-3, as well as a reduction in the number of authorized shares of its common stock by a corresponding ratio (the "Reverse Stock Split"), as approved by shareholders. The Reverse Stock Split became effective on June 24, 2026. All share and share-related information presented in these interim Consolidated Financial Statements has been retroactively adjusted in all periods presented to reflect the decreased number of shares resulting from the Reverse Stock Split and related impacts.

On April 1, 2026, DuPont completed the sale of the Aramids business (the "Aramids Business" and the divestiture of the Aramids Business, the "Aramids Divestiture") to Arclin, a portfolio company of an affiliate of TJC LP for pre-tax cash proceeds of approximately $1.2 billion, subject to customary transaction adjustments, a note receivable in the principal amount of $300 million (the "Aramids Note Receivable") and a non-controlling common equity interest (the "Aramids Equity Consideration"), valued at $325 million, in New Arclin U.S. Holding Corp., which now owns the Arclin global materials business and the Aramids Business. The financial results of the divested Aramids Business are reflected in DuPont's interim Consolidated Financial Statements as discontinued operations, along with comparative periods.

On November 1, 2025, DuPont completed the separation of its semiconductor and interconnect solutions businesses (the "Electronics Business" and the separation of the Electronics Business, the “Electronics Separation”) into an independent public company, Qnity Electronics, Inc. ("Qnity"), by way of the distribution to DuPont's stockholders of record as of October 22, 2025 of all the issued and outstanding common stock of Qnity on November 1, 2025 (the "Qnity Distribution"). As a result, the financial results of the divested Electronics Business are reflected in DuPont's interim Consolidated Financial Statements as discontinued operations for all periods.

Cautionary Statement Regarding Forward-looking Statements
Certain statements in this release may be considered forward-looking statements, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements often contain words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, “outlook”, “stabilization”, “confident”, “preliminary”, “initial”, “continue”, “may”, “could”, “project”, “estimate”, “forecast” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which are beyond DuPont's control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to (i) the ability to realize the intended benefits of the Electronics Separation and the Qnity Distribution, including achievement of the intended tax treatment, contractual allocation to, and assumption by Qnity of certain liabilities, including certain legacy liabilities with respect to per- and polyfluoroalkyl substances ("PFAS") and the possibility of disputes, litigation or unanticipated costs in connection with the Electronics Separation and Qnity Distribution; (ii) the impact of the Aramids Divestiture on DuPont’s balance sheet, financial condition and future results of operations; (iii) risks and costs related to the impact of the arrangement to share future eligible PFAS costs by and among DuPont, Corteva, Inc. and The Chemours Company, including the outcome of pending or future litigation related to PFAS or PFOA, which includes personal injury claims and natural resource damages claims; the extent and cost of ongoing and potential future remediation obligations; and changes in laws and regulations applicable to PFAS chemicals; (iv) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the Electronics Separation, the Aramids Divestiture and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; (v) risks and uncertainties that are outside the Company’s control but adversely impact the overall environment in which DuPont, its customers and/or its suppliers operate, including changes in economic, political, regulatory, international trade, geopolitical, military conflicts, capital markets and other external conditions, including pandemics and responsive actions, as well as natural and other disasters or weather-related events; (vi) the ability to offset increases in cost of inputs, including raw materials, energy and logistics; (vii) the risks and uncertainties associated with continuing or expanding geopolitical conflicts or trade disputes or restrictions and responsive actions, new or increased tariffs or export controls, including on exports to China of U.S.-regulated products and technology; (viii) other risks to DuPont’s business and operations, including the risk of impairment; (ix) risks and uncertainties in connection with completing the $2 billion share buyback announced on November 6, 2025, including timeline, associated costs and the possibility that the authorization may be suspended or discontinued prior to completion; (x) the ability to realize the intended benefits of the Reverse Stock Split; (xi) the impact of the invalidation of certain tariffs imposed under the International Emergency Economic Powers Act and (xii) other risk factors discussed in DuPont’s most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission.

Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures
Unless otherwise indicated, all financial metrics presented reflect continuing operations only.

This communication includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these Non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 12. Non-GAAP measures included in this communication are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

Key Terms

Significant Items

Significant items are items that arise outside the ordinary course of business for the Company and includes items for nonconsolidated affiliates, that the Company’s management believes may cause misinterpretation of underlying business and investment performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance. There were no significant items associated with nonconsolidated affiliates recorded for the three and six month periods ended June 30, 2026 and June 30, 2025.

Future Reimbursable Indirect Costs

Indirect costs, such as those related to corporate and shared service functions previously allocated to the separated Electronics Business and Aramids Business, do not meet the criteria for discontinued operations and are reported within continuing operations in all respective periods presented. The Company has, is, will or expects to be reimbursed in accordance with the applicable transition service agreements (“TSAs”) for the portion of indirect costs related to activities the Company is, will or expects to undertake on a transitional basis to support a) Qnity not beyond year end 2027 for services and 2040 for site leases and, b) the Aramids Business post the Aramids Divestiture, but not beyond 2028 (such indirect costs “Future Reimbursable Indirect Costs”). Services provided and costs reimbursed in accordance with the applicable TSAs include but are not limited to, costs associated with information technology services/support, product stewardship and regulatory support, facilities services, and shared property lease costs.

Future Reimbursable Indirect Costs do not meet the criteria for discontinued operations and therefore are included in both GAAP Net Income from Continuing Operations and in GAAP Cash provided by operating activities-continuing operations for all periods presented. Future Reimbursable Indirect Costs are excluded from Adjusted Earnings, Operating EBITDA and Transaction-Adjusted Free Cash Flow, each defined below. Such indirect costs that are not subject to future reimbursement are reported within continuing operations in Corporate and are included within Adjusted Earnings, Operating EBITDA, and Cash provided by operating activities-continuing operations.

Corporate DDOB Remediation Costs

Corporate DDOB Remediation Costs are environmental remediation costs, including certain investigate, remediate and restoration costs, associated with discontinued or divested operations, businesses or product lines (“Corporate DDOB Remediation Costs”). DDOB Remediation Costs are excluded from Adjusted Earnings and Operating EBITDA, as defined below, to provide better insight into the underlying business performance of the Company.

Non-GAAP Measure Definitions

Organic Sales

Organic Sales is defined as net sales excluding the impacts of currency and portfolio.

Adjusted Earnings

Adjusted Earnings is defined as income from continuing operations excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs, Future Reimbursable Indirect Costs and Corporate DDOB Remediation Costs.

Adjusted Earnings is the numerator used in the calculation of Adjusted EPS, as well as the denominator in Adjusted Free Cash Flow Conversion.

Adjusted EPS

Adjusted EPS is defined as Adjusted Earnings per common share - diluted. Management estimates amortization expense in 2026 associated with intangibles to be about $275 million on a pre-tax basis, or approximately $1.54 per share.

Operating EBITDA, EBITDA Margin & Incremental Margin

The Company's measure of profit/loss for segment reporting purposes is Operating EBITDA as this is the manner in which the Company's chief operating decision maker ("CODM") assesses performance and allocates resources. The Company defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, Corporate DDOB Remediation Costs, and adjusted for significant items. Reconciliations of these measures are provided on the following pages.

Operating EBITDA Margin is defined as Operating EBITDA divided by Net Sales.

Incremental Margin is the change in Operating EBITDA divided by the change in Net Sales for the applicable period.

Adjusted Free Cash Flow & Adjusted Free Cash Flow Conversion

Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. As a result, Adjusted Free Cash Flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company’s primary source of liquidity, cash provided by operating activities from continuing operations. Management believes Adjusted Free Cash Flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. Management notes that there were no exclusions for items that are unusual in nature and/or infrequent in occurrence for the three and six month periods ended June 30, 2026.

Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow divided by Adjusted Earnings. Management uses Adjusted Free Cash Flow Conversion as an indicator of our ability to convert earnings to cash.

Transaction Adjusted Free Cash Flow & Transaction Adjusted Free Cash Flow Conversion

Management believes supplemental non-GAAP financial measures including Transaction-Adjusted Free Cash Flow and Transaction-Adjusted Free Cash Flow Conversion (each defined below) provide an integral view of information on the Company's underlying business performance during this period of transformational change. Management believes the Electronics Separation and Aramids Divestiture collectively represent a significant transformational change for the Company and separation-related transaction cost payments impact comparability to the Company’s continuing operations. Management believes Transaction-Adjusted Free Cash Flow, which may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. These non-GAAP financial measures are not intended to represent residual cash flow for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Transaction-Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures and removing the impact of separation-related transaction costs and other payment and cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity.

Transaction-Adjusted Free Cash Flow Conversion is defined as Transaction-Adjusted Free Cash Flow excluding separation-related transaction costs, divided by Adjusted Earnings.

Separation-related transaction costs and other payments include cash outflows directly associated with the Electronics Separation and the Aramids Divestiture. These costs include advisor and banking fees, payments related to establishing a new capital structure (including fees associated with interest rate swaps), capital expenditures required to facilitate physical asset separation, restructuring payments associated with senior leadership, and Future Reimbursable Indirect Costs, among other expenditures.

Future Reimbursable Indirect Costs are excluded from Adjusted Earnings and Operating EBITDA. To provide comparable data analysis, the Company has also adjusted payments associated with Future Reimbursable Indirect Costs within Separation-related transaction costs and other payments. This adjustment is intended to provide insight into the Company's underlying business performance. For the six months ended June 30, 2026, the Company adjusted $8 million associated with Future Reimbursable Indirect Costs within Separation-related transaction costs and other payments.

Additionally, $2 and $5 million were reflected in Separation-related transaction costs and other payments for the three and six month periods ended June 30, 2026, respectively, for capital expenditures incurred to complete the physical separation of shared locations.

Finally, $6 million of restructuring and short-term incentive program payments to former senior leadership were reflected in Separation-related transaction costs and other payments for the six month period ended June 30, 2026. These payments were reflected in other cash payments as they related to the establishment of the post-spin leadership structure.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share amounts (Unaudited)	2026	2025	2026	2025
Net sales	$1,819	$1,749	$3,500	$3,361
Cost of sales	1,180	1,143	2,259	2,212
Research and development expenses	42	53	89	103
Selling, general and administrative expenses	269	262	524	496
Amortization of intangibles	68	74	136	149
Restructuring and asset related (benefits) charges - net	(3)	—	43	39
Acquisition, integration and separation costs	7	55	7	105
Equity in earnings (loss) of nonconsolidated affiliates	9	9	8	(6)
Sundry income (expense) - net	42	(9)	78	91
Interest expense	41	84	81	167
Income from continuing operations before income taxes	$266	$78	$447	$175
Provision for income taxes on continuing operations	75	54	106	71
Income from continuing operations, net of tax	$191	$24	$341	$104
(Loss) income from discontinued operations, net of tax	(44)	46	(30)	(615)
Net income (loss)	$147	$70	$311	$(511)
Net income attributable to noncontrolling interests	4	11	7	19
Net income (loss) available for DuPont common stockholders	$143	$59	$304	$(530)

Per common share data:
Earnings per common share from continuing operations - basic	$1.38	$0.17	$2.45	$0.73
(Loss) earnings per common share from discontinued operations - basic	(0.32)	0.25	(0.22)	(4.53)
Earnings (loss) per common share - basic	$1.05	$0.42	$2.23	$(3.80)
Earnings per common share from continuing operations - diluted	$1.37	$0.17	$2.43	$0.73
(Loss) earnings per common share from discontinued operations - diluted	(0.32)	0.25	(0.22)	(4.52)
Earnings (loss) per common share - diluted	$1.05	$0.42	$2.22	$(3.79)

Weighted-average common shares outstanding - basic	135.9	139.6	136.3	139.6
Weighted-average common shares outstanding - diluted	136.8	139.9	137.2	139.9

DuPont de Nemours, Inc.
Condensed Consolidated Balance Sheets

In millions, except share amounts (Unaudited)	June 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$1,740	$715
Restricted cash and cash equivalents	42	42
Accounts and notes receivable - net	1,751	1,669
Inventories	1,210	1,172
Prepaid and other current assets	113	121
Assets of discontinued operations	—	1,856
Total current assets	$4,856	$5,575
Property, plant and equipment - net of accumulated depreciation (June 30, 2026 - $3,694; December 31, 2025 - $3,565)	3,379	3,464
Other Assets
Goodwill	7,840	7,915
Other intangible assets	2,789	2,936
Investments and noncurrent receivables	981	432
Deferred income tax assets	221	282
Deferred charges and other assets	995	971
Total other assets	$12,826	$12,536
Total Assets	$21,061	$21,575
Liabilities and Equity
Current Liabilities
Short-term borrowings	$—	$60
Accounts payable	978	995
Income taxes payable	53	54
Accrued and other current liabilities	970	882
Liabilities of discontinued operations	—	314
Total current liabilities	$2,001	$2,305
Long-Term Debt	3,125	3,134
Other Noncurrent Liabilities
Deferred income tax liabilities	295	405
Pension and other post-employment benefits - noncurrent	400	432
Other noncurrent obligations	1,359	1,196
Total other noncurrent liabilities	$2,054	$2,033
Total Liabilities	$7,180	$7,472
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 555,555,556 shares of $0.01 par value each; issued 2026: 135,038,855 shares; 2025: 136,398,482 shares)	1	1
Additional paid-in capital	$38,710	38,721
Accumulated deficit	(24,326)	(24,278)
Accumulated other comprehensive loss	(616)	(525)
Total DuPont stockholders' equity	$13,769	$13,919
Noncontrolling interests	112	184
Total equity	$13,881	$14,103
Total Liabilities and Equity	$21,061	$21,575

DuPont de Nemours, Inc.
Consolidated Statement of Cash Flows

	Six Months Ended June 30,
In millions (Unaudited)	2026	2025
Operating Activities
Net income (loss)	$311	$(511)
Loss from discontinued operations	(30)	(615)
Net income from continuing operations	$341	$104
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	309	326
Credit for deferred income tax and other tax related items	45	9
(Earnings) losses of nonconsolidated affiliates (in excess of) less than dividends received	(6)	7
Net periodic pension benefit costs	6	2
Periodic benefit plan contributions	(28)	(23)
Restructuring and asset related charges - net	43	39
Interest rate swap gain	—	(51)
Stock based compensation	27	22
Donatelle contingent earn-out true-up	(14)	(12)
Other net (income) loss	(2)	16
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	(88)	(213)
Inventories	(29)	(51)
Accounts payable	92	(19)
Other assets and liabilities, net	(64)	(5)
Cash provided by operating activities - continuing operations	$632	$151
Investing Activities
Capital expenditures	(178)	(172)
Proceeds and adjustments to proceeds from sales of businesses, net of cash divested	1,158	—
Other investing activities, net	9	7
Cash provided by (used for) investing activities - continuing operations	$989	$(165)
Financing Activities
Changes in short-term borrowings	(60)	—
Purchases of common stock and forward contracts	(275)	—
Proceeds from issuance of Company stock	107	4
Employee taxes paid for share-based payment arrangements	(22)	(22)
Distributions to noncontrolling interests	(11)	(5)
Dividends paid to stockholders	(163)	(343)
Other financing activities, net	(1)	(7)
Cash used for financing activities - continuing operations	$(425)	$(373)
Cash Flows from Discontinued Operations
Cash (used for) provided by operations - discontinued operations	(158)	540
Cash used for investing activities - discontinued operations	(6)	(193)
Cash used for financing activities - discontinued operations	(3)	(17)
Cash (used for) provided by discontinued operations	$(167)	$330
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7)	44
Increase (decrease) in cash, cash equivalents and restricted cash	$1,022	$(13)
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	757	1,834
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	3	58
Cash, cash equivalents and restricted cash at beginning of period	$760	$1,892
Cash, cash equivalents and restricted cash from continuing operations, end of period	1,782	1,817
Cash, cash equivalents and restricted cash from discontinued operations, end of period	—	62
Cash, cash equivalents and restricted cash at end of period	$1,782	$1,879

DuPont de Nemours, Inc.
Select Segment Information and Non-GAAP Measures

Net Sales by Segment	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Healthcare & Water Technologies	$856	$817	$1,662	$1,580
Diversified Industrials	963	932	1,838	1,781
Total	$1,819	$1,749	$3,500	$3,361

Net Sales Variance by Segment	Three Months Ended June 30, 2026
	Organic Sales	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Healthcare & Water Technologies	4%	1%	—%	5%
Diversified Industrials	3	—	—	3
Total	4%	—%	—%	4%

Net Sales Variance by Segment	Six Months Ended June 30, 2026
	Organic Sales	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Healthcare & Water Technologies	3%	2%	—%	5%
Diversified Industrials	2	1	—	3
Total	3%	1%	—%	4%

Operating EBITDA by Segment	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Healthcare & Water Technologies	$258	$248	$502	$471
Diversified Industrials	213	199	413	384
Corporate [1]	(23)	(24)	(53)	(72)
Total	$448	$423	$862	$783
1.Corporate includes expenses of the Corporate function not allocated to specific business in the Company.

Equity in Earnings (Loss) of Nonconsolidated Affiliates by Segment	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Healthcare & Water Technologies	$1	$—	$2	$—
Diversified Industrials	—	—	(1)	—
Corporate [1]	8	9	7	(6)
Total equity earnings (loss) included in operating EBITDA (GAAP)	$9	$9	$8	$(6)
1.Corporate includes the equity interest acquired in the Delrin® Divestiture transaction.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Reconciliation of "Income from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Income from continuing operations, net of tax (GAAP)	$191	$24	$341	$104
+ Provision for income taxes on continuing operations	75	54	106	71
Income from continuing operations before income taxes	$266	$78	$447	$175
+ Depreciation and amortization	154	166	309	326
'- Interest income [1,2]	24	18	34	35
'+ Interest expense [3]	41	84	81	166
'- Non-operating pension/OPEB benefit (costs) credits [1]	(1)	—	(1)	2
'- Foreign exchange gains (losses), net [1]	4	(14)	14	(17)
+ Future Reimbursable Indirect Costs	—	25	8	50
+ Corporate DDOB Remediation Costs	6	2	10	5
- Significant items charge	(8)	(72)	(54)	(81)
Operating EBITDA (non-GAAP)	$448	$423	$862	$783
1.Included in "Sundry income (expense) - net".
2.The three and six months ended June 30, 2026 and 2025 excludes accrued interest income earned on employee retention credits. Refer to details of significant items on page 14.
3.The six months ended June 30, 2025 excludes interest rate swap basis amortization. Refer to details of significant items on page 14.

Reconciliation of "Cash provided by operating activities - continuing operations" to Adjusted Free Cash Flow [1] , Transaction-Adjusted Free Cash Flow[1] and calculation of "Adjusted Free Cash Flow Conversion" and "Transaction-Adjusted Free Cash Flow Conversion"
	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Cash provided by operating activities (GAAP) [2] - continuing operations	$400	$74	$632	$151
Capital expenditures	(76)	(50)	(178)	(172)
Adjusted free cash flow (non-GAAP)	$324	$24	$454	$(21)
Separation-related transaction cost and other payments[3]	2	83	19	136
Transaction-adjusted free cash flow (non-GAAP)	$326	$107	$473	$115

Adjusted earnings (non-GAAP) [4]	$257	$177	$483	$331
Adjusted free cash flow conversion (non-GAAP)	126%	14%	94%	(6)%
Transaction-adjusted free cash flow conversion (non-GAAP)	127%	60%	98%	35%
1.Adjusted Free Cash Flow and Transaction-Adjusted Free Cash Flow are calculated on a continuing operations basis for all periods presented. Refer to the definitions of Non-GAAP metrics on pages 7-8 for additional information.
2.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities - continuing operations" for the six month periods noted.
3.Other payments for the three months ended June 30, 2026 includes $2 million related of separation-related capital expenditures. Other payments for the six months ended June 30, 2026 includes $5 million of separation-related capital expenditures, $6 million related to restructuring and short-term incentive program payments associated with former senior leadership, and $8 million for Future Reimbursable Indirect Costs (as defined in our Non-GAAP definitions).
4.Refer to page 14 for the Non-GAAP reconciliations of Net income from continuing operations available for DuPont common stockholders to Adjusted Earnings (Non-GAAP).

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended June 30, 2026
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$266	$187	$1.37
Less: Significant items
Acquisition, integration & separation costs	(7)	(5)	(0.04)	Acquisition, integration and separation costs
Restructuring and asset related benefits - net	3	—	—	Restructuring and asset related charges - net
Other benefits (credits), net [4]	(4)	(3)	(0.02)	Sundry income (expense) - net; Selling, general and administrative expenses
Income tax items [5]	—	(3)	(0.02)	Provision for income taxes on continuing operations
Total significant items	$(8)	$(11)	$(0.08)
Less: Amortization of intangibles	(68)	(53)	(0.39)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	(1)	(1)	(0.01)	Sundry income (expense) - net
Less: Corporate DDOB remediation costs	(6)	(5)	(0.03)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$349	$257	$1.88

Significant Items Impacting Results for the Three Months Ended June 30, 2025
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$78	$24	$0.17
Less: Significant items
Acquisition, integration and separation costs	(55)	(46)	(0.32)	Acquisition, integration and separation costs
Restructuring and asset related benefits - net	—	1	—	Restructuring and asset related charges - net
Interest rate swap mark-to-market loss [6]	(27)	(21)	(0.15)	Sundry income (expense) - net
Other benefits (credits), net [7]	10	8	0.06	Sundry income (expense) - net
Income tax items [8]	—	(18)	(0.13)	Provision for income taxes on continuing operations
Total significant items	$(72)	$(76)	$(0.54)
Less: Amortization of intangibles	(74)	(58)	(0.42)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	—	—	—	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(25)	(19)	(0.14)	Selling, general and administrative expenses
Less: Corporate DDOB remediation costs	(2)	—	—	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$251	$177	$1.27
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Includes benefits related to an adjustment of the Donatelle contingent earn-out liability ($8 million pre-tax benefit) and legal costs within the Healthcare & Water Technologies segment associated with a pending intellectual property matter ($7 million pre-tax cost), and legal costs associated with personal injury cases associated with Corian® Quartz, a product within the Diversified Industrials segment ($8 million pre-tax cost).
5.Reflects the net impact of a valuation allowance release in Europe and a deferred tax asset reversal in the U.S.
6.The three months ended June 30, 2025 includes non-cash mark-to-market loss related to the 2022 Swaps and 2024 Swaps and the interest settlement loss on the 2022 Swaps.
7.Reflects the accrued interest earned on employee retention credits ($3 million pre-tax benefit), benefits related to an adjustment of the Donatelle contingent earn-out liability ($12 million pre-tax benefit) and legal costs within the Healthcare & Water Technologies segment associated with a pending intellectual property matter ($5 million pre-tax cost).
8.Reflects the income tax impact of certain internal restructurings related to the Electronics Separation.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Six Months Ended June 30, 2026
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$447	$334	$2.43
Less: Significant items
Acquisition, integration & separation costs	(7)	(5)	(0.04)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(43)	(36)	(0.26)	Restructuring and asset related charges - net
Other benefits (credits), net [4]	(4)	(3)	(0.02)	Sundry income (expense) - net; Selling, general and administrative expenses
Income tax items [5]	—	15	0.11	Provision for income taxes on continuing operations
Total significant items	$(54)	$(29)	$(0.21)
Less: Amortization of intangibles	(136)	(105)	(0.77)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	(1)	(1)	(0.01)	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(8)	(6)	(0.04)	Selling, general and administrative expenses
Less: Corporate DDOB remediation costs	(10)	(8)	(0.06)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$656	$483	$3.52

Significant Items Impacting Results for the Six Months Ended June 30, 2025
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$175	$102	$0.73
Less: Significant items
Acquisition, integration and separation costs	(105)	(89)	(0.63)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(39)	(32)	(0.23)	Restructuring and asset related charges - net
Interest rate swap mark-to-market loss [6]	50	39	0.28	Sundry income (expense) - net; Interest expense
Other benefits (credits), net [7]	13	11	0.08	Sundry income (expense) - net
Income tax items [8]	—	(2)	(0.02)	Provision for income taxes on continuing operations
Total significant items	$(81)	$(73)	$(0.52)
Less: Amortization of intangibles	(149)	(117)	(0.84)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	2	2	0.01	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(50)	(39)	(0.28)	Selling, general and administrative expenses
Less: Corporate DDOB remediation costs	(5)	(2)	(0.01)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$458	$331	$2.37
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Reflects the accrued interest earned on employee retention credits ($3 million pre-tax benefit), benefits related to an adjustment of the Donatelle contingent earn-out liability ($14 million pre-tax benefit), legal costs within the Healthcare & Water Technologies segment associated with a pending intellectual property matter ($10 million pre-tax cost), and legal costs associated with personal injury cases associated with Corian® Quartz, a product within the Diversified Industrials segment ($11 million pre-tax cost).
5.Reflects the 2026 income tax benefit primarily the result of a discrete tax benefit relating to a change in tax classification of a non-U.S. legal entity ($20 million pre-tax benefit).
6.The six months ended June 30, 2025 includes non-cash mark-to-market gain related to the 2022 Swaps and 2024 Swaps and the interest settlement loss on the 2022 Swaps. The six months ended June 30, 2025 also includes basis amortization on the 2022 Swaps ($1 million pre-tax, reflected in "Interest expense" within the Consolidated Statements of Operations).
7.Reflects the accrued interest earned on employee retention credits ($6 million pre-tax benefit), benefits related to an adjustment of the Donatelle contingent earn-out liability ($12 million pre-tax benefit), legal costs within the Healthcare & Water Technologies segment associated with a pending intellectual property matter ($5 million pre-tax cost).
8.Reflects the income tax impact of certain internal restructurings related to the Electronics Separation.